Exhibit 99.1
Clearwire Names Finance Veteran David Sach
as Chief Financial Officer
KIRKLAND, Wash. — January 22, 2009 — Clearwire Corporation (NASDAQ: CLWR) announced today that it has named David Sach as chief financial officer, effective February 2, 2009. Sach brings nearly 30 years of finance and accounting experience in the telecommunications, music, and publishing industries.
“David is a veteran finance leader with global experience and a proven track record of success in our industry, and I am confident that he will serve our company, and our shareholders, exceptionally well,” said Benjamin G. Wolff, Clearwire chief executive officer. “As we look ahead to the rest of 2009 and beyond, David’s leadership will be instrumental as we focus on scaling our business while taking full advantage of the fundamentally different cost structure that we can achieve because of our next-generation network architecture and technology, and the substantial depth of spectrum we have in our portfolio.”
Beginning in 2005, Sach served as chief financial officer of Millicom International Cellular, S.A. (NASDAQ:MICC; Stockholmsbörsen: MIC), a wireless telecommunications firm that offers cellular services in Latin America, Africa, and Asia. During his time at Millicom, he managed a worldwide financial function comprised of 1,000 staff members, with primary responsibility for external and management reporting, planning and budgeting, treasury, tax, acquisitions and divestitures, corporate governance, and investor relations. During Sach’s tenure at Millicom, the company quadrupled revenues over a three-year period and increased its net profit margin from breakeven to 20 percent during the same time period.
Prior to Millicom, Sach served as the senior vice president, finance and chief accounting officer of Equant, NV, a $3 billion Dutch telecommunications company where his oversight and restructuring of the company’s global financial structure, systems, and processes resulted in significant efficiencies and reduced expenditures.
Before joining Equant, he was group financial controller of EMI Group, PLC where he worked to develop the necessary reporting and financial systems to support EMI Music’s conversion from records to CDs. Prior to EMI, he was vice president and chief financial officer of Thomson Professional Publishing, leading a staff of 100 performing the finance and back-office functions for the operating companies of this division of the Thomson Corporation.
Sach began his career with Price Waterhouse, LLP. He left as a senior manager serving clients in the publishing, printing, retail, computer, and advertising industries. He holds a B.A. in accounting from the State University of New York (Albany) and is a Certified Public Accountant.
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About Clearwire
Clearwire Corporation (NASDAQ:CLWR) offers a robust suite of advanced high-speed Internet services to consumers and businesses. The company is building the first, nationwide 4G mobile Internet wireless network, bringing together an unprecedented combination of speed and mobility. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides unmatched network capacity to deliver next-generation broadband access. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire currently provides mobile WiMAX-based service, to be branded Clear™, in Baltimore, Md., and Portland, Ore., and provides pre-WiMAX communications services in 50 markets across the U.S. and Europe. Headquartered in Kirkland, Wash., additional information about Clearwire is available at www.clearwire.com.
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Contact Information:

Clearwire Media Relations	Clearwire Investor Relations
Susan Johnston	Mary Ekman
425-766-1585	425-216-7995
susan.johnston@clearwire.com	mary.ekman@clearwire.com
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the securities laws. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are projections reflecting management’s judgment and assumptions based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.
Future performance cannot be assured. Actual results may differ materially from those in the forward-looking statements due to a variety of factors, including, but not limited to the risks referenced in the section of Clearwire’s proxy statement/prospectus entitled “Risk Factors,” which was filed on Form S-4 with the Securities and Exchange Commission (File No. 333-153128).
Clearwire believes the forward-looking statements in this release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Clearwire is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.